Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal First Quarter 2015

Non-GAAP Net Revenue grew 5% to $151.6 Million

Non-GAAP Net Loss Narrowed to $0.14 Per Diluted Share

New York, NY — August 5, 2014 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported better-than-expected financial results for fiscal first quarter 2015, ended June 30, 2014.  In addition, the Company reiterated its financial outlook for the fiscal year ending March 31, 2015, and provided its initial financial outlook for fiscal second quarter 2015, ending September 30, 2014.

GAAP Financial Results

For fiscal first quarter 2015, GAAP net revenue was $125.4 million, a decline of 12% as compared to $142.7 million for fiscal first quarter 2014.  GAAP net loss from continuing operations narrowed to $35.4 million, or $0.45 per diluted share, as compared to $61.9 million, or $0.71 per diluted share, for the year-ago period.  As of June 30, 2014, the Company had cash and short-term investments of $841.4 million.

Non-GAAP Financial Results

For fiscal first quarter 2015, Non-GAAP net revenue grew 5% to $151.6 million, as compared to $144.3 million for the year-ago period.  Non-GAAP net loss narrowed to $11.2 million, or $0.14 per diluted share, as compared to $47.1 million, or $0.54 per diluted share, for the year-ago period.

The largest contributors to Non-GAAP net revenue in fiscal first quarter 2015 were NBA® 2K14, Grand Theft Auto® V, Grand Theft Auto Online and Borderlands® 2.  Non-GAAP net revenue from digitally-delivered content grew 43% year-over-year to $106.4 million, led by the Grand Theft Auto series, the NBA 2K franchise and offerings for Borderlands 2.  Catalog sales accounted for $82.7 million of Non-GAAP net revenue led by the Grand Theft Auto series and offerings for Borderlands 2, Sid Meier’s Civilization® V and BioShock® Infinite.

Management Comments

“During the fiscal first quarter, we delivered Non-GAAP revenue growth without the benefit of any major new releases,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Our better-than-expected results were driven by the strength of our expanding portfolio of digitally-delivered offerings combined with persistent robust demand for NBA 2K14 and Grand Theft Auto V.

“Take-Two has an extraordinary development pipeline, including a diverse array of the highest-quality new titles and innovative offerings designed to drive recurrent consumer spending.  Our lineup for the current fiscal year is highlighted by six eagerly anticipated new releases, such as Grand Theft Auto V for PS4, Xbox One and PC, NBA 2K15, and Evolve - the winner of the E3 2014 Game Critics’ Best of Show award.  Fiscal 2015 is poised to be another year of strong profits for our organization, and we remain extraordinarily well-positioned for the future.”

Business and Product Highlights

Since April 1, 2014:

Rockstar Games:

•                  Released several updates for Grand Theft Auto Online, including the Capture Creator, which gives players the ability to build additional new content; The High Life Update, featuring high-end properties, new vehicles, an array of new Jobs and the introduction of the Mental State statistic; the I’m Not a Hipster Update, featuring seven new vehicles along with new fashions, hairstyles, animal masks and more; and The Independence Day Special, a limited-time offer featuring July 4th-themed content, additional properties, as well as new On-call Matchmaking that reduces wait times between matches.

•                  Announced that Grand Theft Auto V is planned for release this fall on PS4, Xbox One and PC, bringing across-the-board graphical and technical enhancements to the game’s already breathtaking open world experience.  Current PS3 and Xbox 360 players will have the ability to transfer their Grand Theft Auto Online characters and progression to their choice of PS4, Xbox One or PC. All new content and gameplay created for both Grand Theft Auto V and Grand Theft Auto Online will also be available for the PS4, Xbox One and PC with more to come.

2K:

•                  Launched XCOM®: Enemy Unknown for select Android devices, a mobile version of one of 2012’s most critically acclaimed console/PC releases from Firaxis Games.

•                  Announced that Battleborn™, a new intellectual property for next-gen consoles and PC, is in development at Gearbox Software, the creative team behind Borderlands, and is planned for release during fiscal year 2016.  The title, which was featured on the August cover of Game Informer, is a blended-genre game that combines first-person shooting, cooperative combat, and an expansive collection of characters to deliver an all-new hero-shooter experience.

•                  Announced that Sid Meier’s Civilization: Beyond Earth™, a new science fiction-themed entry in the award-winning Civilization franchise, is currently in development by Firaxis Games and is planned for release on October 24, 2014 for PC, Mac and Linux.  The title won more than 18 awards globally at the 2014 Electronic Entertainment Expo, including Best Strategy Game honors.

•                  Announced that Evolve™, a new intellectual property for next-gen consoles and PC developed by Turtle Rock Studios, the creators of the cooperative shooter classic, Left 4 Dead, won more than 50 editorial honors at the 2014 Electronic Entertainment Expo, including the coveted Game Critics Award top honor for Best of Show.  The title is now planned to launch globally on February 10, 2015.

•                  Announced that WWE Superstar John Cena® will be the cover Superstar for WWE® 2K15, which will be the first next-gen offering from the series.  The title is planned to launch in North America on October 28, 2014, and internationally on October 31, 2014, for Xbox One, Xbox 360, PS4 and PS3.

•                  Announced that Borderlands: The Pre-Sequel™ is planned for launch on October 14, 2014, in North America and October 17, 2014, internationally on the Xbox 360, PS3 and PC.  Co-developed by Gearbox Software and 2K Australia, Borderlands: The Pre-Sequel is a new standalone game set in between the award-winning Borderlands and Borderlands 2.

•                  Announced that Oklahoma City Thunder superstar, four-time NBA scoring champion, and recently crowned 2014 NBA Most Valuable Player, Kevin Durant, will make his solo cover debut on NBA 2K15, the next installment of the top-selling and top-rated NBA video game simulation franchise.*  This year’s release will include additional teams and players from the Turkish Airlines Euroleague as part of their exclusive multi-year global partnership.  NBA 2K15 is planned for launch on October 7, 2014, in North America and October 10, 2014, internationally on the PS3, PS4, Xbox 360, Xbox One and PC.

* According to 2008 - 2014 Metacritic.com and The NPD Group estimates of U.S. retail video game sales through June 2014.

Financial Outlook for Fiscal 2015

Take-Two is reiterating its financial outlook for fiscal year 2015, which reflects its better-than-expected fiscal first quarter results and current business trends, strong sales outlook for its upcoming releases, and lower diluted share count, balanced against changes to its release schedule.  In addition, the Company is providing its initial financial outlook for its fiscal second quarter ending September 30, 2014 as follows:

	Second Quarter Ending 9/30/2014	Fiscal Year Ending 3/31/2015

Non-GAAP net revenue	$95 to $110 Million	$1.35 to $1.45 Billion
Non-GAAP net income (loss) per diluted share (1)	($0.70) to ($0.60)	$0.80 to $1.05
GAAP to Non-GAAP Reconciling Items:
Net effect from deferral in net revenues and related cost of goods sold	$0.00	$0.06
Stock-based compensation expense per share (2)	$0.10	$0.32
Non-cash amortization of discount on convertible notes per share	$0.05	$0.14
Non-cash tax expense per share	$0.01	$0.02

(1)         For the fiscal year ending March 31, 2015, the Non-GAAP net income per diluted share outlook is calculated using the “if-converted” method as a result of the issuances of our 1.75% Convertible Notes in November 2011 and 1.00% Convertible Notes in June 2013, and Non-GAAP diluted net income is adjusted by adding-back $7.4 million related to coupon interest and debt issuance costs, net of tax.  For the second quarter ending September 30, 2014, the “if-converted” method is not used for calculating the Non-GAAP net loss per diluted share outlook as the assumed conversion would be anti-dilutive.  Shares used to calculate the Non-GAAP net income (loss) per diluted share outlook are as follows:

Weighted average basic shares	80 Million	81 Million
Add: Weighted average participating shares	—	7 Million
Add: Potential Dilution from convertible notes	—	26 Million
Total weighted average diluted shares	80 Million	114 Million

(2)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.8 million restricted shares previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PS4; the ability to develop and publish products that capture market share for these next-generation systems while continuing to leverage opportunities on the Xbox 360, PS3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since April 1, 2014:

Label	Title	Platforms	Release Date
2K	Borderlands 2 Headhunter 5: Sir Hamerlock Versus the Son of Crawmermax (DLC)	Xbox 360, PS3, PC, Mac	April 15, 2014
2K	XCOM: Enemy Unknown	Android Devices	April 24, 2014
2K	Sid Meier’s Civilization Revolution 2	iOS	July 2, 2014

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	BioShock	iOS	Summer 2014
2K	NBA 2K15	Xbox 360, Xbox One, PS3, PS4, PC	October 7, 2014*
2K	Borderlands: The Pre-Sequel	Xbox 360, PS3, PC, Mac, Linux	October 14, 2014*
2K	Sid Meier’s Civilization: Beyond Earth	PC, Mac, Linux	October 24, 2014
2K	WWE 2K15	PS3, PS4, Xbox 360, Xbox One	October 28, 2014*
Rockstar Games	Grand Theft Auto V	PS4, Xbox One, PC	Fall 2014
2K	Evolve	Xbox One, PS4, PC	February 10, 2015
2K	Battleborn	PS4, Xbox One, PC	Fiscal Year 2016

*North American release date; international release date typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the following Non-GAAP items, net of applicable taxes, as discussed below:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Loss on convertible note hedge and warrants, net — the Company entered into unwind agreements with respect to its convertible note hedge and warrant transactions.  As a result of the unwind agreements, these transactions were accounted for as derivatives whereby gains and losses resulting from changes in the fair value were reported as a loss on convertible note hedge and warrants, net.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe these gains and losses reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these gains and losses from its Non-GAAP financial measures.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance.  Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations.  Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com.  All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,
	2014	2013

Net revenue	$125,425	$142,667

Cost of goods sold:
Software development costs and royalties	20,306	53,728
Product costs	18,592	30,987
Internal royalties	8,298	2,940
Licenses	6,960	6,187
Total cost of goods sold	54,156	93,842

Gross profit	71,269	48,825

General and administrative	39,352	32,860
Selling and marketing	36,846	41,601
Research and development	24,132	20,871
Depreciation and amortization	4,148	3,057
Total operating expenses	104,478	98,389
Loss from operations	(33,209)	(49,564)
Interest and other, net	(7,719)	(11,233)
Loss before income taxes	(40,928)	(60,797)
(Benefit) provision for income taxes	(5,525)	1,087
Loss from continuing operations	(35,403)	(61,884)
Loss from discontinued operations, net of taxes	—	(30)
Net loss	$(35,403)	$(61,914)

Net loss per share:
Continuing operations	$(0.45)	$(0.71)
Discontinued operations	—	—
Basic and diluted	$(0.45)	$(0.71)

Weighted average shares outstanding:
Basic and diluted	79,369	86,992

Computation of Basic and Diluted EPS:
Net loss	$(35,403)	$(61,914)

Weighted average shares outstanding - basic and diluted	79,369	86,992
Basic and diluted EPS	$(0.45)	$(0.71)

	Three months ended June 30,
OTHER INFORMATION	2014	2013

Geographic revenue mix
United States	52%	60%
International	48%	40%

Platform revenue mix
Console	67%	73%
PC and other	31%	25%
Handheld	2%	2%

Net revenue by distribution channel:
Digital online	64%	51%
Physical retail and other	36%	49%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2014	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$822,000	$935,400
Short-term investments	19,369	—
Restricted cash	61,916	193,839
Accounts receivable, net of allowances of $55,982 and $75,518 at June 30, 2014 and
March 31, 2014, respectively	43,165	53,143
Inventory	23,147	29,780
Software development costs and licenses	186,615	116,203
Prepaid expenses and other	78,140	71,075
Total current assets	1,234,352	1,399,440

Fixed assets, net	47,011	42,572
Software development costs and licenses, net of current portion	78,973	109,506
Goodwill	227,108	226,705
Other intangibles, net	5,098	5,113
Other assets	15,194	16,294
Total assets	$1,607,736	$1,799,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,575	$16,452
Accrued expenses and other current liabilities	175,323	397,173
Deferred revenue	87,371	61,195
Total current liabilities	285,269	474,820

Long-term debt	459,408	454,031
Other long-term liabilities	80,022	68,973
Total liabilities	824,699	997,824
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 104,671 and 105,156 shares issued and 88,433 and 88,918 outstanding at June 30, 2014 and March 31, 2014, respectively	1,047	1,052
Additional paid-in capital	967,361	954,699
Treasury stock, at cost (16,238 common shares at June 30, 2014 and March 31, 2014)	(276,836)	(276,836)
Retained earnings	85,372	120,775
Accumulated other comprehensive income	6,093	2,116
Total stockholders’ equity	783,037	801,806
Total liabilities and stockholders’ equity	$1,607,736	$1,799,630

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Three months ended June 30,
	2014	2013

Operating activities:
Net loss	$(35,403)	$(61,914)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization and impairment of software development costs and licenses	7,255	43,238
Depreciation and amortization	4,148	3,057
Loss from discontinued operations	—	30
Amortization and impairment of intellectual property	105	139
Stock-based compensation	9,979	5,947
Amortization of discount on Convertible Notes	5,377	5,346
Amortization of debt issuance costs	431	497
Loss on change in fair value of convertible note hedge and warrant transactions	—	1,911
Other, net	134	742
Changes in assets and liabilities, net of effect from purchases of businesses:
Restricted cash	132,002	(17,969)
Accounts receivable	9,978	154,394
Inventory	6,633	2,366
Software development costs and licenses	(42,990)	(42,070)
Prepaid expenses, other current and other non-current assets	(2,397)	3,378
Deferred revenue	26,176	1,064
Accounts payable, accrued expenses and other liabilities	(208,944)	(92,583)
Net cash used in discontinued operations	—	(372)
Net cash (used in) provided by operating activities	(87,516)	7,201

Investing activities:
Purchase of fixed assets	(8,392)	(7,994)
Purchases of short-term investments	(19,415)	—
Net cash used in investing activities	(27,807)	(7,994)

Financing activities:
Proceeds from issuance of Convertible Notes	—	246,250
Payment of debt issuance costs	—	(2,043)
Net cash provided by financing activities	—	244,207

Effects of foreign exchange rates on cash and cash equivalents	1,923	399

Net (decrease) increase in cash and cash equivalents	(113,400)	243,813
Cash and cash equivalents, beginning of year	935,400	402,502
Cash and cash equivalents, end of period	$822,000	$646,315

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,
	2014	2013
Net Revenues
GAAP Net Revenues	$125,425	$142,667
Net effect from deferral in net revenues	26,186	1,636
Non-GAAP Net Revenues	$151,611	$144,303

Digital Online Revenues (included in Net Revenues above)
GAAP Digital Online Revenues	$80,201	$72,856
Net effect from deferral in digital online revenues	26,186	1,636
Non-GAAP Digital Online Revenues	$106,387	$74,492

Gross Profit
GAAP Gross Profit	$71,269	$48,825
Net effect from deferral in net revenues and related cost of goods sold	15,318	1,143
Stock-based compensation	1,471	1,098
Non-GAAP Gross Profit	$88,058	$51,066

Loss from Operations
GAAP Loss from Operations	$(33,209)	$(49,564)
Net effect from deferral in net revenues and related cost of goods sold	15,318	1,143
Stock-based compensation	9,979	5,947
Business reorganization, restructuring and related	195	—
Non-GAAP Loss from Operations	$(7,717)	$(42,474)

Net Loss
GAAP Net Loss	$(35,403)	$(61,914)
Net effect from deferral in net revenues and related cost of goods sold	11,757	1,143
Stock-based compensation	7,659	5,947
Business reorganization, restructuring and related	156	—
Non-cash amortization of discount on Convertible Notes	4,127	5,346
Loss on convertible note hedge and warrants, net	—	1,911
Non-cash tax expense	473	482
Discontinued operations	—	30
Non-GAAP Net Loss	$(11,231)	$(47,055)

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.45)	$(0.71)
Non-GAAP earnings (loss) per share	$(0.14)	$(0.54)

Number of diluted shares used in computation
GAAP	79,369	86,992
Non-GAAP	79,369	86,992

Computation of Diluted GAAP EPS:
Net loss	$(35,403)	$(61,914)

Weighted average shares outstanding - diluted	79,369	86,992
Diluted EPS	$(0.45)	$(0.71)

Computation of Diluted Non-GAAP EPS:
Non-GAAP net loss	$(11,231)	$(47,055)

Weighted average shares outstanding - diluted	79,369	86,992
Diluted EPS	$(0.14)	$(0.54)